GC China Turbine Corp. Announces Results of Special Committee Investigation

NEW YORK, NY—(Marketwire -10/25/11)- GC China Turbine Corporation (“GC China” or the “Company”) (OTC.BB: GCHT.OB) today announced that the previously appointed Special Committee of the Company’s Board of Directors comprised of its independent directors, Cary Zhou and Marcus Laun (the “Special Committee”) has completed its investigation of the facts and circumstances surrounding the allegations made in an anonymous email to Deloitte Touche Tohmastu CPA Ltd., the Company’s former principal registered public accounting firm, concerning certain financial matters involving the Company’s wholly-owned subsidiary Wuhan Guoce Nordic New Energy Co., Ltd. (“GC Nordic”).  As a result of its investigation, the Special Committee has concluded that there is no merit to any of the allegations made in the anonymous email.

As previously disclosed in the Company’s filings with the Securities and Exchange Commission, on September 22, 2011, Deloitte forwarded the anonymous email to the Company and requested that the Company investigate the allegations made therein. These allegations included alleged fraudulent fund transfers resulting in incorrect accounts payable balances, a fabricated contract for the purposes of transferring funds outside the Company, and a fake payment entry from a customer. In response, the Company’s Board of Directors appointed a Special Committee consisting of the independent members of the Company’s Board of Directors to investigate the allegations.

The Special Committee has concluded that the allegations set forth in the anonymous email are all without merit.  The Special Committee conducted interviews and reviewed applicable financial records and verified third-party payment information and account balances.  The foregoing investigation found no irregularities in the Company’s payment processes or its accounting methods.

The Special Committee received full cooperation from management, employees and third parties whom it sought to interview.

Cary Zhou, Chairman of the Special Committee, said, “As a result of the Special Committee’s work and its investigation, we have found no merit to any of the allegations contained in the anonymous email and have provided the Board of Directors with our full report. On behalf of the Special Committee, I want to acknowledge the cooperation and dedication of all the individuals who assisted with the Special Committee’s investigation.”

About GC China Turbine Corp.

GC China is a manufacturer of state-of-the-art 2-blade and 3-blade wind turbines based in Wuhan City of Hubei Province, China. The Company holds a license to manufacture what it believes is a groundbreaking technology which meets rigorous requirements for low cost and high reliability. For more information visit: www.gcchinaturbine.com

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such statements typically involve risks and uncertainties and actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors. Such factors include, among others, the inherent uncertainties associated with financial performance, regulatory changes and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

ON BEHALF OF THE SPECIAL COMMITTEE
OF THE BOARD OF DIRECTORS OF
GC CHINA TURBINE CORP.

Cary Zhou, Chairman of the Special Committee

Contact:
Investor Relations
Todd M. Pitcher
Aspire Clean Tech Communications
Hayden Communications, International
Phone: 760-798-4938